Exhibit 24.1

TIMKENSTEEL CORPORATION

POST-EFFECTIVE AMENDMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of TimkenSteel Corporation, an Ohio corporation (the “Registrant”), hereby constitutes and appoints Michael S. Williams, Kristopher R. Westbrooks and Kristine C. Syrvalin, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Post-Effective Amendments on Form S-8 (the “Post-Effective Amendment”) with respect to the deregistration under the Securities Act of 1933 of common shares, without par value per share, of the Registrant and plan interests relating specifically to the TimkenSteel Corporation Savings Plan for Certain Bargaining Employees, the TimkenSteel Corporation Savings and Investment Pension Plan, and/or the TimkenSteel Corporation Voluntary Investment Pension Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Post-Effective Amendment and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities relating to the Post-Effective Amendment, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of February 2021:

/s/ Michael S. Williams Michael S. Williams Director and Chief Executive Officer and President	/s/ Kristopher R. Westbrooks Kristopher R. Westbrooks Executive Vice President and Chief Financial Officer

/s/ Nicholas A. Yacobozzi Nicholas A. Yacobozzi Corporate Controller	/s/ Terry L. Dunlap Terry L. Dunlap Director

/s/ Joseph A. Carrabba Joseph A. Carrabba Director	/s/ Leila L. Vespoli Leila L. Vespoli Director

/s/ Diane C. Creel Diane C. Creel Director	/s/ Randall H. Edwards Randall H. Edwards Director

/s/ Donald T. Misheff Donald T. Misheff Director	/s/ John P. Reilly John P. Reilly Director

/s/ Ronald A. Rice Ronald A. Rice Director	/s/ Randall A. Wotring Randall A. Wotring Director